THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                EXHIBIT 10.19(b)

                 ADDENDUM TO MANUFACTURING AND SUPPLY AGREEMENT



              This Addendum to Manufacturing and Supply Agreement (this "Addendum"), dated as of the 1st day of August, 2001 (the "Effective Date") is by and between JPI PHARMACEUTICA INTERNATIONAL, a division of Cilag AG International Zug, a company duly organized and existing under the laws of Switzerland, having its principal office in CH-6300 Zug, Kollerstrasse 38, Switzerland ("JPI") and JANSSEN PHARMACEUTICA Inc., 1125 Trenton-Harbourton Road, Titusville, NJ 08560, USA ("Janssen US" and, together with JPI, "Janssen") on the one hand and Alkermes Controlled Therapeutics Inc. II, a company organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal office at 64 Sidney Street, Cambridge MA 02139-4136, USA ("ACTII") on the other hand.

              WHEREAS, Janssen and ACTII have been collaborating for the development of a Risperidone depot formulation incorporating ACTII's proprietary technology concerning bioabsorbable polymer technologies and have entered into a Development Agreement and two License Agreements related thereto; and

              WHEREAS, Janssen and ACTII entered into that certain Manufacturing and Supply Agreement, dated August 6, 1997 (the "Supply Agreement"), with respect to the commercial manufacture and supply of such Risperidone depot formulation to Janssen; and

              WHEREAS, Janssen and ACTII desire to enter into this Addendum regarding the expansion of ACTII's manufacturing facilities, and the financial responsibilities of each of the parties in connection with such expansion, in order to support the increased sales forecasts for such Risperidone depot formulation; and

              WHEREAS, Janssen and ACTII further desire to enter into this Addendum to formally provide for a collaborative effort to develop the manufacturing facility and commercial supply of Product.

              NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, and intending to be legally bound hereby, the parties agree as follows:

                            ARTICLE 1 - DEFINITIONS

       Section 1.1. Unless provided otherwise, any capitalized terms used in this Addendum and not defined herein or below, shall have the meaning set forth in the Supply Agreement.

              1.1.1. "Regulatory Approval" shall mean either (i) the approval of a New Drug Application, or a comparable application, for the Product by the United States Food and Drug Administration ("FDA"), or (ii) regulatory approval in two (2) of the Major EU Member States (for the purpose hereof, "Major EU Member States" means Germany, UK, France, Spain and

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Italy), together in each case with satisfaction of any related regulatory and notification requirements of the FDA or such other regulatory authority.

                         ARTICLE 2 - EXPANSION PROJECT

       Section 2.1. The Project. ACTII will retain the services of an engineering firm to develop plans to expand ACTII's manufacturing facility located in Wilmington, Ohio (the "Project"), including detailed timelines for completion of the Project. The Project shall include the following elements:

              2.1.1. The expansion to the current facility will be a detached addition on the same campus as the original facility in Wilmington, Ohio (such detached addition, including the equipment to be fitted therein, are referred to herein as the "Expansion");

              2.1.2. The Expansion will include the utilities for a second and third wet process line and a second filling line;

              2.1.3. Only the equipment for the second wet process line will be installed as part of the Project; and

              2.1.4. The Project is expected to be completed by [***] and cost approximately [***], all according to the preliminary budget and timetable set forth on Schedule A attached hereto.

              2.1.5. The underlying assumption of the terms agreed in this Addendum is that the Expansion will be dedicated to the manufacturing of the Product. Notwithstanding the above, ACTII shall have the right to manufacture other products in the Expansion, [***]. ACTII shall be entitled to proceed with such intended manufacturing activities, provided that the Global Supply Team is satisfied, in its reasonable judgment, that such activities will not affect the quality (including GMP guidelines), the supply chain or capacity requirements for the Product. In the event that ACTII proceeds with its intended manufacturing activities, ACTII and Janssen will negotiate in good faith the impact (if any) of such activities on the Minimum Revenues and/or the Guarantee provided in this Addendum and modify it accordingly.

       Section 2.2. The Project Plan. Upon completion of the work by the engineering firm, which is expected to be completed prior to July 31, 2001, Janssen and ACTII shall meet to review the plans, budget and timetable for completion of the Project, determine the actions to be taken by each of the parties and to finalize the plans, budget and timetable for the Project (the "Project Plan"). The Project Plan, including the budget, must be amended by mutual agreement of the parties (after consultation with the Global Supply Team (defined in Section 5.2)) if the change impacts the timeline, capacity or budget with respect to the Product. At any time the parties amend the budget included in the Project Plan, a corresponding amendment to the Guarantee Cap (defined in Section 3.2) shall also be made.

       Section 2.3. Contractors and Construction. Upon approval by both parties of the Project Plan, ACTII shall engage the services of any contractors necessary to begin and complete

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

actual construction of the Project and shall oversee such construction. ACTII shall cause the timetable for completion of the Project that is part of the Project Plan to be incorporated into all contracts and agreements with such contractors.

              ARTICLE 3 - FINANCIAL RESPONSIBILITY FOR THE PROJECT

       Section 3.1. ACTII's Responsibility. ACTII shall be responsible for payment of all costs and expenses related to construction of the Project, including the design of and engineering services related to the Project, subject to the Guarantee and Minimum Revenues (each as defined in Sections 3.2 and 3.4, respectively).

       Section 3.2. The Guarantee. In the event that Janssen terminates development of the Product prior to commercial launch or Janssen terminates the Project, Janssen will reimburse ACTII for all cumulative out-of-pocket expenses made or actually and irrevocably committed by ACTII for the Project through the date of ACTII's receipt of written notice of such termination (such reimbursement payment referred to herein as the "Guarantee"). The Guarantee shall not exceed [***] (the "Guarantee Cap"), unless the parties have mutually agreed to amend the budget and the Guarantee Cap pursuant to Section 2.2.

       Section 3.3. Refund of the Guarantee. If Janssen pays to ACTII the Guarantee due to Janssen's termination of the Project and if the Expansion is utilized by ACTII for another product with another corporate partner within [***] of Janssen's termination of the Project, then ACTII shall refund that portion of the Guarantee that is proportional to the actual utilization of the Expansion during the [***] period which shall be paid to Janssen in installments over the months remaining in the [***] period and so long as the utilization continues.

       Section 3.4. Minimum Revenues. For a period of ten (10) calendar years, Janssen shall guarantee a certain minimum amount of revenues to ACTII from Janssen from the purchase of Product under the Supply Agreement (the "Minimum Revenues"), unless Janssen realizes the cumulative Minimum Revenues prior to the expansion of such 10-year period, all in accordance with this Section 3.4 and the subsections below.

       3.4.1. Upon completion of the work by the engineering firm, which is expected to be completed prior to July 31, 2001, Janssen and ACTII shall meet to review the Project cost. If the aggregate Project cost is [***] or more, but less than [***], the Minimum Revenues shall be:


                 Scenario 1: Detached Plant without filling line
                               Capital Cost: [***]

  Calendar Year                        Minimum Revenue for Alkermes
   of Minimum                                   $ million
    Revenues
      [***]                                       [***]



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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


              3.4.2. If the aggregate Project cost is less than [***] or greater than [***], then Janssen and ACTII shall re-calculate the Minimum Revenue amounts based on the Project cost and assumptions and preliminary Minimum Revenue amounts set forth below.

                     (a) The Minimum Revenues are intended to derive a minimum revenue that drives a net present value of [***] using a [***] discount rate for ACTII's manufacturing facility investment.

                     (b) For the purpose of calculating the Minimum Revenues under this Section 3.4, the Project cost shall not exceed [***], unless the parties have mutually agreed to amend the budget pursuant to Section 2.2.

                     (c) The Minimum Revenues under this Section 3.4.2 shall be calculated in substantially the same way as the Minimum Revenues under Section
3.4.1 were calculated as shown on Schedule C.

              3.4.3. First Calendar Year. The first calendar year in which Minimum Revenues shall be guaranteed, shall begin on the earlier of (a) the January 1 immediately following Regulatory Approval or (b) January 1, 2004, unless the parties agree otherwise.

              3.4.4. Excess. If the aggregate amount of Product purchased by Janssen under the Supply Agreement in any one calendar year (an "Actual Purchase Amount") exceeds the Minimum Revenue amount for such calendar year, then such excess (the "Excess Credit") shall be credited against any future calendar year in which Janssen's Actual Purchase Amount is less than the Minimum Revenue amount for such calendar year.

              3.4.5. Shortfall. If an Actual Purchase Amount is less than the Minimum Revenue amount for the relevant calendar year, then any available Excess Credit shall be added to the Actual Purchase Amount for such calendar year. If the sum of Actual Purchase Amount plus any such Excess Credit are less than the Minimum Revenue amount for such calendar year, then Janssen shall pay to ACTII the difference between the Minimum Revenue and the sum of the Actual Purchase Amount plus such Excess Credit (if any). A portion of an Excess Credit may be used if only a portion is necessary to bring the sum of the Actual Purchase Amount plus the Excess Credit up to the Minimum Revenue amount for the relevant calendar year, in which case the balance of the Excess Credit can be used for another future calendar year; provided, however, that the aggregate amount of Excess Credit may only be added to an Actual Purchase Amount once.

              3.4.6. Reporting. Within seventy-five (75) days of the end of each calendar year after Regulatory Approval, ACTII shall prepare and deliver to Janssen a report showing (a) the Actual Purchase Amount and the Minimum Revenue amount for such calendar year, (b) any Excess Credit added to the Actual Purchase Amount, (c) any Excess Credit from a prior or the current calendar year available but not added to the Actual Purchase Amount, and (d) any amount due to ACTII under Section 3.4.5.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


              3.4.7. Prepayment. If (i) sales of Product are such that Janssen determines that the expanded facility will not be utilized or (ii) Janssen ceases to sell Product or terminates the Supply Agreement after Regulatory Approval but before all Minimum Revenues have been achieved, then Janssen may, in its discretion, (a) prepay the Minimum Revenues in a lump sum that is the then net present value of the Minimum Revenues not yet achieved or (b) continue to pay any shortfall under Minimum Revenues over time as provided in this
Section 3.4. If Janssen prepays the Minimum Revenues in a lump sum under this
Section 3.4.7 and if the Expansion is utilized by ACTII for another product incorporating its bioabsorbable polymer technology with another corporate partner within [***] of such prepayment, then ACTII shall refund that portion of the lump sum payment that is proportional to the actual utilization of the Expansion during the [***] which shall be paid to Janssen in installments over the months remaining in the [***] and so long as the utilization continues.

             ARTICLE 4 - SECOND FILLING LINE AND FUTURE EXPANSIONS

       Section 4.1. Second Filling Line. The parties may mutually determine that a second filling line needs to be added to the manufacturing facility. If such a determination is made, it is anticipated that the cost of adding a second filling line will be approximately [***]. Janssen and ACTII shall amend the Guarantee Cap and the Minimum Revenues to take into account such additional cost, taking into consideration the assumptions set forth in Section 3.4 (including the subsections) and the subsections below.

              4.1.1. Upon completion of the work by the engineering firm with regard to the Project, including the second filling line, Janssen and ACTII shall meet to review the Project cost. If the aggregate Project cost is [***] or more, but less than [***], the Minimum Revenues, if a second filling line is included, shall be:

                                                              Scenario 2:
                                                      Detached Plant filling line
         Calendar Year                                    Capital Cost: [***]
          of Minimum                                  Minimum Revenue for Alkermes
           Revenues                                            $ million
             [***]                                               [***]


              4.1.2. If the aggregate Project cost, including a second filling line, is less than [***] or greater than [***], then Janssen and ACTII shall re-calculate the Minimum Revenue amounts based on the Project cost, including the second filling line, and assumptions and preliminary Minimum Revenue amounts set forth below.

                     (a) The Minimum Revenues are intended to derive a minimum revenue that drives a net present value of [***] using a [***] discount rate for ACTII's manufacturing facility investment.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                     (b) For the purpose of calculating the Minimum Revenues under this Section 4.1.2, the Project cost shall not exceed [***], unless the parties have mutually agreed to amend the budget pursuant to Section 2.2.

                     (c) The Minimum Revenues under this Section 4.1.2 shall be calculated in substantially the same way as the Minimum Revenues under Section
4.1.1 were calculated as shown on Schedule C.

       Section 4.2. Reimbursement of Incremental Capital Cost. In the event that the parties determine to include a second filling line (the "2nd Line") in the Project, Janssen shall reimburse ACTII for the financial cost of the incremental capital associated with the 2nd Line. To that end, Janssen shall pay to ACTII, on a quarterly basis, an amount equal to the Prime Rate times the capital expenses associated with the 2nd Line in excess of the capital expenses associated with the Project excluding the 2nd Line. For purposes hereof, "Prime Rate" shall be the prime rate as reported in the eastern edition of The Wall Street Journal on the first day of the relevant calendar quarter on which The Wall Street Journal is published. Janssen's obligation under this Section 4.2 shall terminate upon the occurrence of both of the following two conditions: (a) Product delivered by ACTII to Janssen under the Supply Agreement meets or exceeds [***] period and (b) Janssen's [***] supply forecast for Product to be delivered by ACTII under the Supply Agreement exceeds the vial filling capacity of the existing filling line in any [***] period in such [***] forecast.

       Section 4.3. Future Expansions. If the Global Supply Team determines that an additional process line is required, then such additional line will be included in the Project under conditions to be negotiated by Janssen and ACTII at the time of such determination.

            ARTICLE 5 - MANAGEMENT OF PROJECT AND COMMERCIAL SUPPLY

       Section 5.1. Collaborative Efforts. Both parties acknowledge and agree that the management of the commercial supply chain of Product is of critical importance, as is (i) the timely expansion of the capacity for the manufacturing of the bulk Product and the vial filling, (ii) the transition of the current activities to a continuous commercial manufacturing and supply process and (iii) the eventual commercial supply and logistics chain. Therefore, the parties shall actively collaborate with each other, including a free exchange of expertise and knowledge, with the following goals: (a) the timelines of expansion and supply are respected, (b) a robust manufacturing and supply process is developed, (c) Product will comply with all relevant quality and regulatory requirements and
(d) a continued supply of Product in accordance with current forecasts is achieved.

       Section 5.2. Global Supply Team. ACTII shall be responsible for the operation and management of the Project and the manufacture and supply of Product. Notwithstanding the foregoing, a Global Supply Team shall be established under this Section 5.2 whose goal will be to enhance and facilitate the collaborative effort described in Section 5.1.

              5.2.1. Formation and Make-Up. Within thirty (30) days after the Effective Date, the parties shall form the Global Supply Team. The Global Supply Team shall consist of an

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

equal number of representatives of each party. The Global Supply Team may delegate its responsibilities and authority to one or more Sub-Teams. The members of the Global Supply Team and any Sub-Teams shall have expertise in the functional disciplines that either party believes should be represented at the team or sub-team. The representatives of a party may be changed from time to time at the discretion of that party upon written notification by the party making such change to the other.

              5.2.2. Oversight of the Project and Commercial Supply. The Global Supply Team shall be responsible for recommending actions to ACTII and Alkermes management following periodic reviews of the Project and the commercial supply process. Within fifteen (15) days after the receipt of the Project Plan, or any amendment or supplement to the Project Plan, the Global Supply Team or the appropriate Sub-Team shall meet to evaluate the Project Plan, amendment or supplement and recommend actions. The Global Supply Team or the appropriate Sub-Team shall periodically review the Project Plan and the progress of the activities called for under the plan. ACTII and Alkermes management shall keep the Global Supply Team and any Sub-Teams informed on a periodic basis of issues and decisions affecting the commercial supply chain and the construction of the Project and shall consult with it on such issues before making decisions whenever possible.

              5.2.3. Meetings. The Global Supply Team and any Sub-Teams shall meet from time to time as determined by the team members. It is expected that the teams shall meet in person at least once in each calendar quarter. The location of team meetings shall alternate between ACTII's and Janssen's offices unless otherwise agreed by the parties, with the first meeting being held at ACTII's Ohio office. Consultants and non-member employees of the parties may attend team meetings as required to further the team's goals. Minutes of all meetings setting forth decisions of the Global Supply Team or Sub-Team will be prepared and circulated by the party hosting the meeting within thirty (30) days of such meeting. Such minutes will become official when agreed to by all team members. Each party will bear all expenses associated with attendance of its employees and consultants at such meetings. If the team members all agree, a meeting may be held by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

              5.2.4. Decisions. Recommendations of the Global Supply Team or Sub-Teams shall be made by unanimous vote, with the representatives of each party having one collective vote. If the Global Supply Team or a Sub-Team is unable to reach a unanimous vote on any issue, then the issue shall be referred to the President of Alkermes (or successor position) and the Senior Vice President of Manufacturing of Janssen (or successor position) for further discussion and resolution. These individuals shall, as soon as practicable, attempt in good faith to resolve the dispute and, thereby, make the recommendation on behalf of the Global Supply Team or Sub-Team. These individuals may obtain the advice of other employees as they deem necessary or advisable in order to make the recommendation. If such issue (a) is not resolved within thirty (30) days after it has been referred to such persons for resolution, (b) would cause a serious interruption of the manufacturing and supply chain and (c) is related to the Logistic Systems, Quality System, Control of Change, Validation, timelines of the Project Plan or

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

commercialization ramp-up, the issue shall be resolved in accordance with the views of the Senior Vice President of Manufacturing of Janssen. Any issue related to the budget for the Project shall be discussed in good faith to determine the appropriate modification or outcome and shall be agreed to by the parties in good faith. Also, in the event ACTII is reasonably of the opinion that Janssen's standpoint on any of the above issues could adversely affect its obligations under the Supply Agreement, it will raise such issue and the parties will duly consider it and its ramifications in resolving the issue at hand. In the event Janssen nevertheless decides to proceed in accordance with its standpoint, the parties will in good faith discuss the modifications that may be warranted in relation to the other obligations with respect to which ACTII had raised concerns.

       Section 5.3. Janssen Representative at the Project. In order to implement the collaborative effort set forth under Section 5.1, Janssen will have the right to have one or more Janssen representatives visit the Project and/or the entire manufacturing facility in Wilmington, Ohio for short or extended periods of time. Any such visits shall be at Janssen's expense; provided that ACTII shall provide some accommodation at the site upon reasonable request and provided that there is no disruption to the course of business at the site. In the event that there is any dispute under this Section 5.3 or either party has a concern related to the Janssen representative(s) at the manufacturing facility, the Global Supply Team shall attempt to resolve such dispute or address such concern.

       Section 5.4. Janssen Support. At ACTII's request, Janssen shall reasonably assist ACTII in its contacts with manufacturing and supply contractors and shall support ACTII in connection with its vendor relations.

                           ARTICLE 6 - MISCELLANEOUS

       Section 6.1. [***].

       Section 6.2. Bankruptcy provisions. In the event ACTII or Alkermes, Inc. files a petition in bankruptcy, insolvency or reorganization for the benefit of its creditors or if a receiver or trustee is appointed as provided for in
Section 10.2.3 of the Supply Agreement, ACTII shall, unless and until the Supply Agreement would be rejected by the bankruptcy trustee in accordance with the relevant bankruptcy codes, continue to perform all its obligations under the Supply Agreement, including this Addendum, unless and until Janssen elects to terminate the Supply Agreement in accordance with Section 10.2.3 of the Supply Agreement. By October 31, 2001, ACTII shall submit to a neutral escrow agent mutually agreeable to the parties, such as DSI Technology Escrow Services, Inc. (the "Escrow Agent"), to hold in escrow all of the standard operating procedures and batch records, which shall contain detailed descriptions of all steps and operations involved in the approved Manufacturing Process (the "Escrow Documents"). ACTII shall update the Escrow Documents annually. In the event that Janssen terminates the Agreement under Section 10.2.3 of the Supply Agreement, Janssen shall be free to access the Escrow Documents. Janssen, ACTII and the Escrow Agent shall execute an escrow agreement which will control the deposit, possession and release of the Escrow Documents and any conflict between this Addendum and such escrow agreement shall be controlled by the escrow agreement. Janssen, as a licensee of intellectual property rights granted under the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

License Agreement dated February 13, 1996, by and between Janssen US and ACT II and the License dated February 21, 1996, by and between JPI and ACT II, shall in addition to any rights or remedies expressly provided herein, retain any and all of its rights under the bankruptcy code to resort to other remedies as may now or hereafter exist at law or in equity in such event.

       Section 6.3. Amendments to the Supply Agreement. To the extent that the provisions of this Addendum are in conflict with Sections 2.2 and 2.9 of the Supply Agreement, Sections 2.2 and 2.9 shall be deemed to be amended by this Addendum. The provision regarding Minimum Revenues in this Addendum shall supersede the provisions for minimum number of Product to be purchased by Janssen pursuant to Section 2.11 of the Supply Agreement for the ten (10) calendar years following Regulatory Approval of Product. Except as provided in the foregoing two sentences, all of the provisions of the Supply Agreement shall remain in full force and effect.

       Section 6.4. Prior Agreements. The parties hereto acknowledge that this Addendum and the Supply Agreement contain the entire agreement between the parties pertaining to the manufacture and supply of Product in Territory and terminates and supersedes all prior agreements, understandings, letters or other instruments whatsoever, whether written or oral, between the parties or any of their affiliates with respect to such matters.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               IN WITNESS WHEREOF, JPI, Janssen US and ACTII have caused this Addendum to Manufacturing and Supply Agreement to be executed by their respective duly authorized officers on the date first set forth above.

                          JANSSEN PHARMACEUTICA INTERNATIONAL represented by CILAG AG INTERNATIONAL



                          By:       /s/  Erik Rombouts
                                 ------------------------------------
                                 Name:  Erik Rombouts
                                 Title: Vice President


                          JANSSEN PHARMACEUTICA INC.



                          By:       /s/  David Y. Norton
                                 ------------------------------------
                                 Name:  David Y. Norton
                                 Title: President


                          ALKERMES CONTROLLED THERAPEUTICS INC. II



                          By:       /s/  Robert A. Breyer
                                 ------------------------------------
                                 Name:  Robert A. Breyer
                                 Title:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   SCHEDULE A
                        PRELIMINARY TIMETABLE AND BUDGET

                                      [***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   SCHEDULE B
                    SALES FORECASTS AS OF THE EFFECTIVE DATE
                                 AS OF JUNE 2001

                                      [***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   SCHEDULE C
                         CALCULATION OF MINIMUM REVENUES

                                      [***]